Exhibit 99.1

Cross Country Healthcare Announces Second Quarter 2012 Earnings Release Date and Conference Call Information

BOCA RATON, Fla.--(BUSINESS WIRE)--July 5, 2012--Cross Country Healthcare, Inc. (Nasdaq: CCRN) will hold its quarterly conference call to discuss its second quarter 2012 financial results on Tuesday, August 7, 2012, at 10:00 a.m. Eastern Time. The Company intends to distribute its earnings press release after the close of business on Monday, August 6, 2012.

This call will be webcast live and can be accessed at the Company's website at www.crosscountryhealthcare.com or by dialing 888-972-6408 from anywhere in the U.S. or by dialing 210-234-0087 from non-U.S. locations – Passcode: Cross Country. From August 7th through August 21st, a replay of the webcast will be available at the Company’s website and a replay of the conference call will be available by telephone by calling 800-568-3705 from anywhere in the U.S. or 203-369-3811 from non-U.S. locations – Passcode: 2012.

About Cross Country Healthcare

Cross Country Healthcare, Inc. is a diversified leader in healthcare staffing services offering a comprehensive suite of staffing and outsourcing services to the healthcare market that include nurse and allied staffing, physician staffing, clinical trial services and other human capital management services. The Company believes it is one of the top two providers of travel nurse and allied staffing services; one of the top four providers of temporary physician staffing (locum tenens) services; as well as a leading provider of clinical trial staffing services, retained physician search services and educational seminars specifically for the healthcare marketplace. On a company-wide basis, Cross Country Healthcare has approximately 4,100 contracts with hospitals and healthcare facilities, pharmaceutical and biotechnology customers, and other healthcare organizations to provide our healthcare staffing and outsourcing solutions. Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com. Shareholders and prospective investors can also register at this website to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

CONTACT:
Cross Country Healthcare, Inc.
Howard A. Goldman, 877-686-9779
Director/Investor & Corporate Relations
hgoldman@crosscountry.com